EXHIBIT 3.ii

AMENDED AND RESTATED

BY-LAWS

OF

CROWN HOLDINGS, INC.

(A PENNSYLVANIA CORPORATION)

ARTICLE I

Shareholders

SECTION 1.Annual Meetings. The Corporation shall hold annually a regular meeting of its shareholders for the election of Directors and for the transaction of general business which may properly come before the meeting in accordance with these By-Laws at such place, on such date and at such time as may be designated from time to time by the Board of Directors.

SECTION 2.Special Meetings. Special meetings may be called by the Board of Directors to meet at such place or time as may be designated by the Board of Directors. Except as provided by law, the shareholders shall not be entitled to call a special meeting.

SECTION 3.Notice of Meetings. Written or printed notice of every annual and every special meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting by mail, postage prepaid and addressed to the address on the books of the Corporation, or as otherwise provided by law, at least ten (10) days before such meeting. Notice of every special meeting shall state the place, date and time of the meeting and the business proposed to be transacted. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of any annual meeting or of any proceedings at any such meeting. Notice of any meeting of shareholders need not be given to any shareholder who waives notice thereof in writing either before or after the holding thereof, and attendance at any such meeting shall constitute waiver of notice thereof except as otherwise provided by law. No notice of any adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting need be given by the Corporation.

SECTION 4.Quorum. At all meetings of shareholders, the presence, in person or by proxy, of shareholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business; but in the absence of a quorum, the chairman of the meeting may, or the shareholders present in person or by proxy at the time and place fixed for such meeting, or at the time and place of any adjournment thereof, may, by majority vote, adjourn the meeting from time to time.

SECTION 5.Voting. Except in cases in which it is by statute, by the Articles of Incorporation or by these By-Laws otherwise provided, each shareholder entitled to vote at such meeting shall be entitled to cast one vote for each share of stock held by such shareholder, and a majority of the votes cast shall be sufficient to elect and pass any measure.

SECTION 6.Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote by person or by proxy. Every proxy shall be executed or authenticated by the shareholder, or by such shareholder’s duly authorized attorney-in-fact, dated, and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit a telephonic or electronic message authorizing another person to act by proxy. A telegram, telex, cablegram, datagram, e-mail, Internet communication, or other means of telephonic or electronic transmission from a shareholder or attorney-in-fact or a photographic facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law): (a) may be treated as properly executed or authenticated for purposes of this By-Law; and (b) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

SECTION 7.Judges of Election. Prior to any meeting of shareholders, the Board of Directors may appoint three judges of election. The judges of election need not be shareholders and may not be candidates for any office. The judges of election shall exercise all of the powers and duties usually incident to their office. If the judges of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder shall, appoint the judges of election at the meeting. In case any person appointed as a judge of election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the chairman of the meeting.

SECTION 8.Nominations. (a) Only persons who are nominated in accordance with the procedures set forth in Section 8 or Section 12 of Article I of these By-Laws shall be eligible to serve as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this By-Law or (iii) by any shareholder or group of shareholders who meets the requirements of and complies with the procedures set forth in Section 12 of Article I of these Bylaws; clauses (ii) and (iii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders.

(b)    Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the first anniversary of the date the Corporation’s proxy statement for its previous annual meeting of the shareholders was first released to the shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, (A) notice by the shareholder to be timely must be received no later than the later of (1) the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made and (2) the date that is not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the date of the annual meeting of the shareholders and (B) nominations by shareholders made pursuant to a timely notice in writing prior to the day on which notice of the change of date of the meeting was mailed or public disclosure was made (1) shall be deemed untimely made and of no further effect unless such nominations are made pursuant to timely notice in writing in accordance with clause (i)

(A) of paragraph (b) of this By-Law and (2) shall not prevent or otherwise limit the right of the Corporation to change the date of the annual meeting of the shareholders; and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. In order to nominate one or more persons for election as a Director at an annual or special meeting, a shareholder must comply with the requirement to provide notice, in writing, to the Secretary of the Corporation as provided herein, and no action of the Corporation shall be deemed to satisfy this requirement for any shareholder or nomination.

Such shareholder’s notice shall set forth:
(i) (A) the name, age, business address and residence address of each proposed nominee, (B) the principal occupation of each proposed nominee, (C) a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (D) if known, the class and total number of shares of the Corporation that are beneficially owned by the proposed nominee, (E) the total number of shares of the Corporation that will be voted by the notifying shareholder for each proposed nominee, (F) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder, (G) as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable listing standards and other applicable law (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and including information as to the purpose of such nomination) and (H) a written representation and agreement executed by each nominee (in form provided by the Corporation) delivered to the Secretary at the principal executive offices of the Corporation, from such proposed nominee (i) disclosing and, if elected as a Director during his or her term of office, providing such Director will disclose (A) any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the Corporation, will act or vote on any issue or question or (B) any other commitments that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) disclosing, and providing such Director will disclose becoming a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification for candidacy or service as a Director and (iii) if elected as a Director of the Corporation, providing such Director will comply with this Section 8(b)(i)(H) of Article I and all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect); and

(ii) as to the shareholder giving the notice and any Shareholder Associated Person (as defined below), if any, on whose behalf the nomination is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such Shareholder Associated Person, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such Shareholder Associated Person, as well as any other ownership interests in the Corporation held by such shareholder and such Shareholder Associated Person, including derivatives, hedged positions and any other economic and/or voting interests in the Corporation, including, but not limited to: (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (2) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or such Shareholder Associated Person has a right to vote any shares of any security of the Corporation, (3) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (4) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or such Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (6) any performance-related fees (other than an asset-based fee) that such shareholder or such Shareholder Associated Person is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the immediate family of such shareholder or such Shareholder Associated Person sharing the same household (which information shall be supplemented by such shareholder and such Shareholder Associated Person and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (C) a representation whether the shareholder or Shareholder Associated Person, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination, (D) whether and the extent to which any other hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss or manage risk, or to increase or decrease the voting power of, such shareholder or any such Shareholder Associated Person with respect to any share of stock of the Corporation and (E) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation) (all of the foregoing set forth in this clause (ii), the “Designated Shareholder Information”). A Shareholder Associated Person of any shareholder includes (i) any person or entity controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person or entity controlling, controlled by or under common control with such Shareholder Associated Person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(c)    No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law, which shall be the exclusive means for a shareholder to make Director nominations. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this By-Law, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Any such decision by the chairman shall be final, binding and conclusive upon all parties in interest. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this By-Law. References in these By-Laws to the first anniversary of the date the Corporation’s proxy statement for its previous annual meeting of the shareholders was first released to shareholders or to the Exchange Act and the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations by a shareholder pursuant to paragraph (b) of this By-Law. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8, or any successor rule, under the Exchange Act.

SECTION 9.Notice of Shareholder Business. (a) At an annual or special meeting of the shareholders, only such business other than nominations (which nominations are separately governed by Section 8 and Section 12 of this Article I) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) as to an annual meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-Law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-Law; clause (iii) shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8, or any successor rule, under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b)    For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the first anniversary of the date the Corporation’s proxy statement for its previous annual meeting of the shareholders was first released to the shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, (i) notice by the shareholder to be timely must be received no later than the later of (A) the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made and (B) the date that is not less than one-hundred twenty (120) days or more than one-hundred fifty (150) days prior to the date of the annual meeting of the shareholders; and (ii) business brought before the annual meeting by a shareholder made pursuant to a timely notice in writing prior to the day on which notice of the change of date of the meeting was mailed or public disclosure was made (A) shall be deemed untimely made and of no further effect unless such business is brought before the annual meeting by a shareholder pursuant to timely notice in writing in accordance with clause (i) of paragraph (b) of this By-Law and (B) shall not prevent or otherwise limit the right of the Corporation to change the date of the annual meeting of the shareholders.

A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and if a specific action is to be proposed, the text of the resolution or resolutions which the shareholder proposes that the Corporation adopt, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of the Shareholder Associated Person, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the Shareholder Associated Person, if any, on whose behalf the proposal is made, (iv) any material interest of such shareholder of record and the Shareholder Associated Person, if any, on whose behalf the proposal is made in such business, including a representation that there are (and will be) no undisclosed arrangements and understandings between the shareholder or beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made, (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring before the meeting the business specified in the notice, (vi) the total number of shares of the Corporation that will be voted by the notifying shareholder for such proposal, (vii) a representation whether the shareholder or the Shareholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal, (viii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any such Shareholder Associated Person with respect to any share of stock of the Corporation and (ix) to the extent not already set forth in this second paragraph of Section 9(b), the Designated Shareholder Information.

(c)    Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this By-Law, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any such decision by the chairman shall be final, binding and conclusive upon all parties in interest. Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this By-Law. References in these By-Laws to the first anniversary of the date the Corporation’s proxy statement for its previous annual meeting of the shareholders was first released to shareholders or to the Exchange Act and the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to paragraph (b) of this By-Law. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8, or any successor rule, under the Exchange Act.

For the purposes of Section 8 and Section 9 of Article I, (i) the beneficial ownership of any person or entity shall be determined in accordance with Rule 13d-3, or any successor rule, under the Exchange Act and (ii) the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall have the meaning ascribed to such term under Rule 12b-2, or any successor rule, under the Exchange Act.
SECTION 10.No Consents in Lieu of Meeting. No action of the shareholders shall be taken by either unanimous consent or partial written consent or other consent in lieu of a meeting.

SECTION 11.Conduct of Meetings. Unless the Board of Directors shall designate another officer or Director of the Corporation to preside and act as the chairman at any regular or special meeting of shareholders, the Chairman of the Board of Directors, or in his or her absence, the Vice Chairman of the Board of Directors, or in the absence of both the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Presiding Director, shall preside and act as the chairman at any regular or special meeting of shareholders. The chairman of the meeting, consistent with any authority, direction, restriction or limitation given to him or her by the Board of Directors, shall have any and all powers and authority necessary to conduct an orderly meeting, preserve order and determine any and all procedural matters, including the proper means of obtaining the floor, who shall have the right to address the meeting, the manner in which shareholders will be recognized to speak, imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders, the number of times a shareholder may address the meeting, and the person to whom questions should be addressed. The chairman shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the ability to cast a vote will be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes, nor any revocations or changes thereto, may be accepted. In addition, until the business to be completed at a meeting of shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time.

SECTION 12.Proxy Access. (a) Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of the shareholders held on or after January 1, 2017, subject to the provisions of this Section 12, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two or more funds under common management and investment control) that satisfies the requirements of this Section 12 (such shareholder or shareholder group, including each member thereof to the extent the context requires, the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by this Section 12 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 12. In the event that the Eligible Shareholder consists of a group of shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in these By-Laws, including the Minimum Holding Period (defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

(b)    To be timely, the Notice of Proxy Access Nomination must comply with the procedures and timing set forth in the first paragraph of Section 8(b) of Article I.

(c)    The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) and (ii) 20% of the total number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 12 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced. For purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 12 has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (i) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 who becomes ineligible or whose nomination is subsequently withdrawn,

(ii) any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any Director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Shareholder Nominee for any of the three (3) preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the maximum number of Shareholder Nominees provided for in this Section 12. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds the maximum number of Shareholder Nominees provided for in this Section 12, the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)    For purposes of this Section 12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the shareholder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or its affiliates. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder or (ii) loaned such shares provided that (x) the shareholder both has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls the loaned shares within five (5) business days of being notified that its Shareholder Nominee will be included in the Company’s proxy materials for the relevant annual meeting, and (y) the shareholder holds the recalled shares through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. An Eligible Shareholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 12.

(e)    In order to make a nomination pursuant to this Section 12, an Eligible Shareholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 12 and the record date for determining the shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 12, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 12 for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation:

(i)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(ii)a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)the information, representations and agreements that are the same as those that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 8 of Article I of these By-Laws;

(iv)a representation that the Eligible Shareholder: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election any individual as a Director at the annual meeting, other than its Shareholder Nominee(s), (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting, other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any other shareholder or use any proxy card other than the Corporation’s proxy card in connection with the annual meeting, (F) agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material, and (G) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and complete in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(v)a statement as to the Eligible Shareholder’s intentions with respect to maintaining qualifying ownership of the Required Shares following the annual meeting;

(vi)an undertaking that the Eligible Shareholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation; (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 12; and (C) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

(vii)in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)    Within the time period specified in this Section 12 for delivering the Notice of Proxy Access Nomination, a Shareholder Nominee must deliver to the Secretary of the Corporation: (i) the information required with respect to persons whom a shareholder proposes to nominate for election or reelection as a Director by Section 8(b) of Article I of these By-Laws (including such person's written consent to being named in the proxy statement as a Shareholder Nominee and to serving as a Director if elected and including information as to the purpose of such nomination); (ii) a signed, written representation and agreement (in form provided by the Corporation) delivered to the Secretary at the principal executive offices of the Corporation, from such proposed Shareholder Nominee: (A) disclosing and, if elected as a Director during his or her term of office, providing such Director will disclose (1) any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question or (2) any other commitments that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a Director of the Corporation, with such Shareholder Nominee’s fiduciary duties under applicable law, (B) disclosing, and providing such Director will disclose becoming a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification for candidacy or service as a Director, (C) if elected as a Director of the Corporation, to comply with Section 8 of Article I, this Section 12(f)(ii) and all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person's term in office as a Director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect) and (D) to provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and complete in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading). At the request of the Corporation, the Shareholder Nominee(s) must submit all completed and signed questionnaires required of Directors and officers of the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors.

(g)    In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and complete in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h)    The Corporation shall not be required to include, pursuant to this Section 12, a Shareholder Nominee in its proxy materials for any meeting of shareholders: (i) for which the Secretary of the Corporation receives a notice that a shareholder has nominated or intends to nominate a candidate for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for Director set forth in Section 8(a)(ii) of Article I of these By-Laws; (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board of Directors in its sole discretion; (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (v) who is or has been, within the past three (3) years, an officer or Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion; or (ix) the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, this Section 12.

(i)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations under this Section 12, as determined by the Board of Directors or the chairman of the meeting of shareholders, in each case, in its or his or her sole discretion; (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 12; or (iii) the Eligible Shareholder becomes ineligible or withdraws its nomination or a Shareholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement.

(j)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 10% of the votes cast in favor of such Shareholder Nominee’s election will be ineligible to be a Shareholder Nominee pursuant to this Section 12 for the next two (2) annual meetings. For the avoidance of doubt, this Section 12(j) shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 8 of Article I of these By-Laws.

(k)    The Board of Directors (and, where applicable, the chairman of the meeting of shareholders) shall have the exclusive power and authority to interpret the provisions of Sections 8 and 12 of this Article I of these By-Laws and make all determinations deemed necessary or advisable in connection with Sections 8 and 12 of this Article I. All such actions, interpretations and determinations that are done or made by the Board of Directors (and, where applicable, the chairman of the meeting of shareholders) shall be final, conclusive and binding on the Corporation, the shareholders and all other parties.

(l)    No shareholder shall be permitted to join more than one group of shareholders to become an Eligible Shareholder for purposes of nominations pursuant to this Section 12 per each annual meeting of shareholders.

(m)    This Section 12 shall be the exclusive method for shareholders to include nominees for Director in the Corporation’s proxy materials.

ARTICLE II

Board of Directors

SECTION 1.Powers. The business and affairs of the Corporation, except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, shall be conducted and managed by the Board of Directors. The number of Directors of the Corporation, which shall be not more than eighteen (18) and not less than ten (10), shall be determined from time to time by the Directors.

SECTION 2.Election.

(a)The Directors of the Corporation shall be elected by ballot at the annual meeting of the shareholders and shall serve one (1) year and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

(b)In an uncontested election, if: (i) a nominee for Director who is an incumbent Director does not receive the vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present; and (ii) no successor has been elected at such meeting, then such Director will be deemed to have been elected to the Board and will promptly tender his or her resignation to the Board. In an uncontested election, if a nominee for Director who is not an incumbent Director does not receive the vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present, the nominee will be deemed to have been elected to the Board and to have immediately resigned. For purposes of this Section 2 of Article II, “a majority of the votes cast” means that the number of shares voted for a Director’s election exceeds fifty (50) percent of the number of votes cast with respect to that Director’s election. “Votes cast” include votes to withhold authority in each case and exclude abstentions with respect to that Director’s election (to the extent that abstentions are permitted). In a contested election, as determined by the Board of Directors, Directors shall be elected by plurality vote, even if a formerly contested election is uncontested at the time of any meeting for the election of Directors.

(c)The committee established by the Board of Directors to evaluate candidates for nomination of Directors will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of such committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. Such committee in making its recommendation, and the Board in making its decision, each may consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of such committee, or the decision of the Board, with respect to such resignation. If such incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next annual meeting and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation, or removal.

(d)If a Director’s resignation is accepted by the Board, or if a nominee who is not an incumbent Director is deemed to have been elected and to have immediately resigned, then the Board, in its sole discretion, may: (i) fill any resulting vacancy pursuant to the provisions of Section 11 of this Article II or (ii) decrease the size of the Board pursuant to the provisions of Section 1 of this Article II.

(e)To be eligible to stand for election, each nominee must deliver (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, a written representation and agreement (in form provided by the Corporation) that such proposed nominee if elected as a Director of the Corporation, will comply with this Section 2 of Article II and all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

The provisions of this By-Law regarding majority voting will be summarized or included in each proxy statement relating to an election of Directors of the Corporation.
SECTION 3.Annual Meeting. The regular annual meeting of the Board of Directors shall be held immediately following each meeting of the shareholders at which a Board of Directors shall have been elected for the purpose of organization and the transaction of other business.

SECTION 4.Regular Meetings. In addition to the annual meeting, regular meetings of the Board of Directors shall be held at such intervals as may be fixed from time to time by the Board of Directors.

SECTION 5.Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President or by a majority of the Board of Directors, and shall be held at the time and place specified in the call for such special meeting.

SECTION 6.Place of Meeting. Subject to the provisions of Section 4 and 5 of this Article II, regular and special meetings of the Board of Directors may be held within or without the Commonwealth of Pennsylvania, and at such times and places as, in the case of a regular meeting, may be stated in the notice of the meeting, or in the case of a special meeting, may be specified in the call for such meeting.

SECTION 7.Participation by Conference Calls or Other Electronic Technology. Any one or more members of the Board of Directors of the Corporation or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or other electronic technology allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. No persons may participate in any meeting of the shareholders by means of a conference telephone or other electronic technology.

SECTION 8.Notice of Meetings. Notice of the place, day and hour of every regular and special meeting of the Board of Directors shall be given each Director before the meeting personally or by sending copy thereof (a) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such Director’s postal address supplied by such Director to the Corporation for such notice or (b) by facsimile transmission, e-mail or other electronic communication to such Director’s facsimile number or address for e-mail or other electronic communications supplied by such Director to the Corporation for the purpose of notice. Notice pursuant to clause (a) in the preceding sentence shall be deemed to have been given to the Director entitled thereto when deposited in the United States mail or with a courier service for delivery to that Director, and notice pursuant to clause (b) in the preceding sentence shall be deemed to have been given to the Director entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary of the Corporation. No notice need be given any Director who waives such notice in writing either before or after the holding thereof, and attendance at any such meeting shall constitute waiver of notice thereof except as otherwise provided by law. No notice of any adjournment meeting of the Board of Directors need be given.

SECTION 9.Quorum. No less than one-half (1/2) of the Board of Directors shall constitute a quorum for the transaction of any business at every meeting of the Board of Directors, but if at any meeting there be less than a quorum present a majority of those present may adjourn the meeting from time to time but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as previously modified.

SECTION 10.Committees. From time to time, the Board of Directors may by resolution provide for and appoint the members of an Executive Committee, or any other regular or special committee, or committees, and all such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment.

SECTION 11.Vacancies. Vacancies in the Board of Directors occurring during the year shall be filled for the unexpired terms by a majority of the remaining members of the Board of Directors although less than a quorum.

SECTION 12.Limitation on Liability. A Director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as the same may be amended (relating to standard of care and justifiable reliance) and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this By-Law shall not apply to (a) the responsibility or liability of a Director pursuant to any criminal statute or (b) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of this By-Law shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE III

Officers

SECTION 1.    Officers. The Officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer and/or a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents by the Board of Directors), a Treasurer, a Secretary and a Controller. The Board of Directors may elect such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, as they may from time to time deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

SECTION 2.    Officers Holding More Than One Office. Any two of the offices provided for in this Article III may be held by the same person except that the President may not hold the office of Vice President or Secretary, nor the Treasurer that of Assistant Treasurer, nor the Secretary that of Assistant Secretary.

SECTION 3.    Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. He or she shall have supervision of such matters as may be designated to him or her by the Board of Directors. The Board of Directors may elect a Vice Chairman of the Board, who shall have such authority and shall perform such duties as from time to time may be presented by the Board of Directors.

SECTION 4.    President. The President shall have such authority and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

SECTION 5.    Chief Executive Officer. Either the Chairman of the Board or the President, as determined by the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general charge of the business and affairs of the Corporation.

SECTION 6.    Vice Presidents. The Vice Presidents shall perform such duties as may be incidental to their office and as may be assigned to them from time to time by the Board of Directors. In the absence of the President, the specific duties assigned to that officer shall be exercised by the Vice Presidents.

SECTION 7.    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose. He or she shall attend to the giving and serving of all notices of the Corporation and shall be the custodian of the corporate seal. He or she shall have charge of and keep and preserve such books and records of the Corporation as the Board of Directors may prescribe, and he or she shall perform all other duties incidental to his or her office and as may be assigned to him or her by the Board of Directors from time to time. Unless otherwise ordered by the Board of Directors, he or she may certify copies of and extracts from any of the official records of the Corporation and may also certify as to the Officers of the Corporation and as to similar matters.

SECTION 8.    Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in such bank or banks as the Board of Directors may select, or in the absence of such selection, as may be selected by him or her. He or she shall disburse the funds of the Corporation in the regular conduct of its business or as may be ordered by the Board. The Treasurer shall perform such other duties as the Board of Directors may from time to time require.

SECTION 9.    Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of this Corporation shall be conducted with the maximum safety, efficiency and economy. He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 10.    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President, or by the Secretary or the Treasurer respectively, and in the absence or incapacity of the Secretary or Treasurer, shall have the powers and perform the duties of those officers respectively.

SECTION 11.    Vacancies. Vacancies in any of the offices provided herein shall be filled by the Board of Directors by majority vote for the unexpired terms.

SECTION 12.    Contracts, Notes, Drafts, Etc. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the Corporation whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors, the President, any Vice President or the Treasurer; and authority to sign any such instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons, subject to such requirements as to countersignature or other conditions, as the Board of Directors may from time to time determine. Facsimile signatures may be used on checks, notes, bonds or other instruments. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors. Unless otherwise delegated, the Board of Directors retains the authority to approve any and all transactions entered into on behalf of the Corporation.

ARTICLE IV

Indemnification

SECTION 1.    Right to Indemnification. Subject to Section 3 of this Article IV, the Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Corporation.

SECTION 2.    Advance of Expenses. Subject to Section 3 of this Article IV, expenses incurred by a person who is or was a Director or Officer in defending (or acting as a witness in) a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the person who is or was a Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article IV or applicable law.

SECTION 3.    Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such Proceeding may, and on request of any person seeking indemnification or advance of expenses shall, determine (a) in the case of indemnification, whether the standards under applicable law have been met, and (b) in the case of advance of expenses prior to a change of control of the Corporation as set forth below, whether such advance is appropriate under the circumstances, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs; and provided further that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification shall be determined by independent legal counsel and the advance of expenses shall be obligatory subject to receipt of the undertaking in Section 2 of this Article IV. The reasonable expenses of any person who is or was a Director or Officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation. As used herein, a “change of control” of the Corporation means (a) the acquisition by any person or entity, or two or more such persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3, or any successor rule, under the Exchange Act) of more than fifty (50) percent of the outstanding voting shares of the Corporation or (b) any change in one-third (1/3) or more of the members of the Board of Directors unless such change was approved by a majority of the Continuing Directors. The term “Continuing Directors” means the Directors existing on February 26, 2004 or any person who subsequently becomes a Director if such person’s nomination for election or election to the Board of Directors is recommended or approved by the Continuing Directors.

SECTION 4.    Contractual Obligation. The obligations of the Corporation to indemnify a person who is or was a Director or Officer under this Article IV, including, if applicable, the duty to advance expenses, shall be considered a contract between the Corporation and such person who is or was a Director or Officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the person who is or was a Director or Officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 5.    Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, agreement, vote of shareholders or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, legal representatives and estate of any such person.

SECTION 6.    Insurance and Other Indemnification. The Corporation may (a) purchase and maintain, at the Corporation’s expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by statute, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (c) give other indemnification to the extent permitted by statute.

SECTION 7.    Indemnification Agreement. The Corporation may enter into agreements with any Director, officer, or employee of the Corporation, which agreements may grant rights to any person eligible to be indemnified hereunder or create obligations of the Corporation in furtherance of, different from, or in addition to, but not in limitation of, those provided in this Article, without shareholder approval of such agreement.

ARTICLE V

Capital Stock

SECTION 1.    Share Certificates. Except as otherwise provided in Section 3 of this Article V, every shareholder of record shall be entitled to a share certificate representing the shares held by such shareholder. Every share certificate shall bear the corporate seal (which may be a facsimile) and the signature of the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

SECTION 2.    Transfers. Transfers of share certificates and the shares represented thereby shall be made on the books of the Corporation only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

SECTION 3.    Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 2 of this Article V shall be inapplicable to uncertificated shares and in lieu thereof the Corporation shall adopt alternative procedures for registration of transfers.

ARTICLE VI

Record Dates

SECTION 1.    Record Dates. Subject to the requirements of law and to the provisions of the Articles of Incorporation, the Board of Directors may fix a time not exceeding, except in the case of an adjourned meeting, ninety (90) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect or any consent of shareholders shall be obtained, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting or entitled to receive any such dividend or distribution or any such allotment of rights, or to exercise the rights in respect to any such change, consent, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors, in their discretion, may close the books of the Corporation against transfers of shares during the whole or any part of such period. When the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this By-Law, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this By-Law for the adjourned meeting. If any date appointed for the payment of any dividend, or fixed for determining the shareholders of record to whom the same is payable, shall in any year fall upon a Saturday, Sunday or legal holiday, then such dividend shall be payable or such shareholders of record shall be determined on the next succeeding day not a Saturday, Sunday or legal holiday.

ARTICLE VII

Dividends

SECTION 1.    Declaration of Dividends. Subject to the provisions of statute and the Articles of Incorporation, dividends may be declared and paid as often at such times as the Board of Directors may determine.

ARTICLE VIII

Sundry Provisions

SECTION 1.    Seal. The seal of the Corporation shall be in such force and shall bear such inscription as may be adopted by the Board of Directors. If deemed advisable by the Board of Directors, a duplicate seal or duplicate by seals may be provided and kept for the necessary purposes of the Corporation.

SECTION 2.    Fiscal Year. The fiscal year of the Corporation shall commence on January 1st of each year and end on December 31st of each year, unless otherwise provided by the Board of Directors.

SECTION 3.    Voting Stock of Other Corporations. Any stock in other corporations, which may from time to time be held by this Corporation, may be represented and voted at any meeting of shareholders of such other corporations or instructions given to any nominee holding such stock, by the Chairman of the Board, the Vice Chairman of the Board, the President or Vice Presidents of the Corporation, or by proxy executed in the name of this Corporation by its Chairman of the Board, Vice Chairman of the Board, President or a Vice President, with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

SECTION 4.    Venue. Unless the Corporation consents in writing to the selection of an alternate forum, the state courts of the Commonwealth of Pennsylvania in and for Philadelphia County or the federal courts of the Eastern District of Pennsylvania shall be the sole and exclusive forum, to the fullest extent permitted by law, for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of a breach of fiduciary duty owed by any Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Pennsylvania Associations Code, the Business Corporation Law of the Commonwealth of Pennsylvania, the Articles of Incorporation of the Corporation or these By-Laws; (d) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the By-Laws of the Corporation; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE IX

Amendments

SECTION 1.    Amendments. Except as otherwise provided by law, these By-Laws may be amended at any meeting of the Board of Directors at which a quorum is present by a majority vote of the Directors present, or they may be amended by a majority vote at any meeting of shareholders entitled to vote thereon, provided, subject to the other terms of these By-Laws, in the case of amendment at a meeting of shareholders, notice of the proposed amendment was included in the notice of the meeting.

ARTICLE X

Certain Matters Relating to Pennsylvania Act No. 36 of 1990

SECTION 1.    Subchapter G, Chapter 25. Subchapter G, Control-Share Acquisitions, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Corporation.

ARTICLE XI

Separability; Effect of Determination by the Board

SECTION 1.    Separability. The provisions of these By-Laws are independent of and separate from each other, and no provision shall be affected or rendered invalid or unenforceable because for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 2.    Effect of Determination by the Board. Any determination involving the interpretation or application of these By-Laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

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